UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 24, 2013

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1321 Discovery Drive, Billings, Montana	59102
(Address of principal executive offices)	(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04. Mine Safety – Reporting of Shutdowns and Patterns of Violations

On July 24, 2013, the U.S. Department of Labor, Mine Safety and Health issued to Stillwater Mining Company (the “Company”) an order for a “significant and substantial violations of mandatory health or safety standards” under Section 104(a) of the Federal Mine Safety and Health Act of 1977 (“MSHA”) and an “imminent danger order” under Section 107(a) of MSHA (together, the “Orders”). Each ordered the Company to stop certain activities that two of the Company’s employees were allegedly conducting at its East Boulder mine. The Orders were issued when the employees were observed working from a work platform on top of a water truck with no handrails. The employees were approximately 8 feet above the ground and were not secured. Mine personnel immediately took corrective action, including installing handrails, and the Orders were terminated the same day they were issued.

The condition cited in the Orders referred to above did not result in an accident or injury and is not expected to have a material adverse impact on the Company’s operations at the mine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2013	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary